SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             --------------------

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)    July 1, 2002
                                                ------------------------------


                             CORECOMM HOLDCO, INC.
              (Exact Name of Registrant as Specified in Charter)


     Delaware                           *                  13-4078506
  (State or Other Jurisdiction     (Commission           (IRS Employer
     of Incorporation)            File Number)        Identification No.)

          110 East 59th Street, 26th Floor, New York, New York 10022
              (Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, including area code (212) 906-8485
                                                   --------------

                                Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)

*This report is being filed with the Securities and Exchange Commission by CoreComm Holdco, Inc. as a successor issuer to CoreComm Limited by virtue of paragraph (a) of Rule 12g-3 under the Securities Exchange Act of 1934, as amended. The Commission File Number of CoreComm Limited is 000-31359.


Item 5.  Other Events.

(A) CoreComm Limited, a Delaware corporation ("Limited"), has completed its two-phase recapitalization plan announced on October 31, 2001 and as a result, CoreComm Holdco, Inc., a Delaware corporation ("we" or the "Company") and former wholly-owned subsidiary of Limited, has become the parent company and sole stockholder of Limited. The second phase of this recapitalization plan was the exchange offer and subsequent merger (the "Merger"), described in the Company's prospectus dated July 1, 2002. Because the Merger was consummated pursuant to Section 253 of the Delaware General Corporation Law, no stockholder approval was required. Pursuant to the Merger, CoreComm Merger Corp., a Delaware corporation and wholly-owned subsidiary of the Company, was merged with and into Limited. Following the Merger the Company will continue to maintain its headquarters and principal executive offices at 50 Monument Road, Bala Cynwyd, Pennsylvania, 19004 and 110 East 59th Street, 26th Floor, New York, New York 10022.

         The Merger was consummated on July 1, 2002. Upon effectiveness of the Merger, the Company became the successor to Limited's listing on the Nasdaq National Market ("Nasdaq"), replacing Limited. Shares of the Company's common stock will initially trade on Nasdaq under the symbol "COMMD," and after 20 trading days will trade under the symbol "COMM," the symbol under which shares of Limited common stock traded prior to the Merger. Nasdaq requires that where a stock is a new issue of an existing stock, the letter "D" be appended to the end of the company's four-letter stock symbol for 20 trading days. Because the Company is the successor to Limited's Nasdaq listing, the Company's common stock is being treated as a "new issue" of an existing stock and so must trade with a "D" appended to its four-letter stock symbol for the initial 20 trading days following the Merger.

         Although Nasdaq has agreed to transfer the listing, Nasdaq's continued listing requirements require that an issuer meet one of two alternative maintenance standards. The first maintenance standard requires that an issuer have total stockholders' equity of at least $10.0 million or $4.0 million in net tangible assets and that an issuer's common stock have a minimum bid price of $1.00, at least two market makers, at least 400 stockholders that hold 100 or more shares each and at least 750,0000 publicly held shares having a market value of at least $5.0 million. The second maintenance standard requires that an issuer have either a total market capitalization value of listed securities of at least $50.0 million or total assets and total revenues of at least $50.0 million each and that an issuer's common stock have a minimum bid price of $3.00, at least four market makers, at least 400 stockholders that hold 100 or more shares each and at least 1.1 million publicly held shares having a market value of at least $15.0 million. There is a risk that the Company will fail to meet one or more of the continued listing standards, particularly the minimum market value of shares held by non-affiliates requirement of both of the maintenance standards and the stockholders' equity or net tangible assets requirement of the first maintenance standard. In light of the foregoing, we cannot assure you that the Company will be able to maintain the Nasdaq National Market listing for shares of the Company's common stock for the initial 20 trading days following the Merger or thereafter. If the Company's common stock is delisted from the Nasdaq National Market, it could have a negative impact on the trading activity and price of the Company's common stock and could make obtaining quotations with respect to the trading of the Company's common stock difficult. In addition, the delisting of the Company's common stock from the Nasdaq National Market could also make it more difficult for the Company to raise equity capital in the future.

         If the Company's common stock is delisted from the Nasdaq National Market, the shares will likely begin trading on the Over-the-Counter Bulletin Board. The Over-the-Counter Bulletin Board is not considered an exchange. Shares that trade on the Over-the-Counter Bulletin Board do not enjoy the same liquidity as shares that trade on the Nasdaq National Market and obtaining timely and accurate quotations is more difficult.

         As a result of the Merger, each outstanding warrant to purchase shares of Limited common stock that was granted under any warrant agreement of Limited was a warrant to purchase shares of the Company's common stock in accordance with the provisions of such warrant agreement. Each outstanding option to purchase shares of Limited common stock that was granted under any stock option or compensation plan or arrangement of Limited terminated on the date the merger was consummated.

(B) This report is being filed with the Securities and Exchange Commission by the Company as a successor issuer to Limited by virtue of paragraph (a) of Rule 12g-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Commission File Number of Limited is 000-31359. This Form 8-K is being filed by the Company as a successor issuer, as required by paragraph (f) of Rule 12g-3 under the Exchange Act.

(C) The following is a description of our capital stock:

Authorized Capital Stock

                  Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. As of June 28, 2002, we had (1) 30,000,054 shares of common stock issued and outstanding, which were held of record by approximately 43 stockholders, including CoreComm Limited, and (2) no shares of preferred stock issued or outstanding. The currently outstanding shares of common stock are validly issued, fully paid and non-assessable. The number of authorized shares of any of our preferred stock or our common stock may be increased or decreased, but not below the then number of shares outstanding, by the vote of the holders of a majority of our voting power and no vote of the holders of any of our preferred stock or our common stock voting separately as a class is required. The following description is qualified in all respects by reference to our charter and our amended by-laws.

Common Stock

                  The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our stockholders and do not have cumulative voting rights in the election of directors. The holders of our common stock are not entitled to vote on any amendment to our charter that relates solely to the terms of one or more outstanding series of preferred stock if the holders of the affected series are entitled, either separately or together with the holders of one or more other series, to vote thereon pursuant to our charter or pursuant to the Delaware General Corporation Law. Holders of our common stock are entitled to receive proportionately dividends as may from time to time be declared by our board of directors out of funds legally available for the payment of dividends. In the event of our liquidation, dissolution or winding up, holders of our common stock would be entitled to share proportionately in all of our assets available for distribution to holders of our common stock remaining after payment of liabilities and liquidation preference of any outstanding preferred stock. Holders of our common stock have no preemptive rights and have no rights to convert our common stock into any other securities, and there are no redemption provisions with respect to the common stock.

Preferred Stock

                  Our charter authorizes the board of directors to issue one or more series of preferred stock and determine, with respect to any series, the rights, if any, and their qualifications, limitations or restrictions, as are stated in resolutions adopted by the board of directors providing for the issue of the series and as are permitted by the Delaware General Corporation Law.

                  The ability of the board of directors to issue one or more series of preferred stock provides increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs which might arise. The authorized shares of preferred stock, as well as shares of our common stock, are available for issuance without further action by our stockholders, unless any action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or applicable rules of any self-regulatory organization. If the approval of our stockholders is not required for the issuance of shares of preferred stock or common stock, the board of directors does not intend to seek stockholder approval. The board of directors will make any determination to issue the shares based on its judgment as to our best interests and the best interests of our stockholders. The board of directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt or other transaction that some or a majority of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their shares over the then current market price of our shares.

Series A Junior Participating Preferred Stock

                  In connection with the adoption of our stockholder rights plan, which is described below, our board of directors designated and reserved for issuance Series A Junior Participating Preferred Stock. A total of 1,000,000 shares of Series A preferred stock are authorized. No shares are issued or outstanding. When issued and paid for in accordance with the stockholder rights plan, the Series A preferred stock will be fully paid and nonassessable. We will appoint a transfer agent for the Series A preferred stock if any shares are issued.

                  Dividends and Ranking. Each share of Series A preferred stock entitles its holders to receive dividends out of our funds legally available for the payment of dividends when, as and if declared by our board of directors. With respect to those dividends, the Series A preferred stock will rank:

o senior to all classes of our common stock and to each other class of capital stock or series of preferred stock that is designated to rank junior to the Series A preferred stock;

o junior to all classes of preferred stock that is designated to rank senior to the Series A preferred stock; and

o equal to all classes of preferred stock that is designated to rank equally with the Series A preferred stock.

                  Dividends are payable quarterly in cash on the fifteenth day of March, June, September and December of each year, in an amount per share equal to the greater of:

o    $0.01; and

o 1,000 times the aggregate per-share amount of all dividends declared on our common stock since the immediately preceding dividend payment date, subject to adjustment for subdivision or combination of our common stock.

                  Liquidation, Dissolution or Winding up. Upon our liquidation, dissolution or winding up, the holders of outstanding shares of Series A preferred stock will be entitled to paid out of the assets available for distribution to our stockholders after payment of any liquidation values of any securities senior in liquidation rights to the Series A preferred stock.

                  After payment of the liquidation values of senior securities, the holders of the Series A preferred stock will be entitled to receive $1.00 for each share of Series A preferred stock they hold, plus any accrued and unpaid dividends or distributions on those shares. If, upon any liquidation, dissolution or winding up of our company, the remaining assets available for distribution are insufficient to pay the holders of the Series A preferred stock and all other securities ranking equally with the Series A preferred stock with respect to liquidation the full amount to which they are entitled, the holders of Series A preferred stock will share those remaining assets ratably, together with the holders of the securities ranking equally with the Series A preferred stock.

                  Following the initial payment with respect to each share of Series A preferred stock, no additional distributions will be made to the holders of the Series A preferred stock until the holders of shares of common stock have received an amount per share equal to the amount distributed with respect to each share of Series A preferred stock divided by 1,000, subject to adjustment for splits and combinations of our common stock. After the payment with respect to our common stock, the holders of the Series A preferred stock and the holders of the common stock will share ratably in any remaining assets and funds, based on one share of Series A preferred stock equaling 1,000 shares of common stock, subject to adjustment for splits and combinations of our common stock.

                  Voting Rights. Subject to adjustments for splits and combinations of our common stock, each share of Series A preferred stock will entitle the holder to 1,000 votes on all matters submitted to a vote of our stockholders. The holders of the Series A preferred stock will vote as a single class with the holders of our common stock.

                  If dividends on the Series A preferred stock are in arrears in an amount equal to six quarterly dividends, all holders of our preferred stock whose dividends are in arrears with respect to six quarterly periods will, voting as a single class, be entitled to elect two new directors to our board of directors. The directors will serve until successors to them have been elected or until dividends on the Series A preferred stock are no longer in arrears.

                  Redemption.  The Series A preferred stock is not redeemable.

                  Conversion.  The Series A preferred stock is not convertible.

The Exchange Agreement

                  In connection with CoreComm Limited's two-phase recapitalization plan which was publicly announced on October 31, 2001, which we refer to as the Holdco recapitalization, CoreComm Limited and CoreComm Holdco entered into an exchange agreement with holders of preferred stock of CoreComm Limited, holders of debt securities of CoreComm Limited and holders of debt securities which were joint obligations of CoreComm Limited and CoreComm Holdco. The transactions contemplated by the exchange agreement closed in December 2001. The terms of the exchange agreement apply only to the security holders who were parties to the agreement and do not apply to holders who tender pursuant to the exchange offers. Pursuant to the agreement:

o the security holders would exchange their securities for shares of CoreComm Holdco common stock as part of the Holdco recapitalization;

o we would file a shelf registration statement under the Securities Act of 1933, as amended, which we refer to as the Securities Act, covering the shares of our common stock issued under the exchange agreement;

o none of the security holders, together with their affiliates and their associates, would acquire any shares of our voting securities, subject to an allowed annual increase in percent ownership of our outstanding common shares equal to 0.0735 times their original percent ownership of our common stock, capped at a maximum of 39%;

o if a securityholder, or any of their affiliates or associates, were to acquire ownership of our voting securities in contravention of the restrictions set forth in the exchange agreement, we would have the right to either (1) purchase, or cause a designee to purchase, any or all of these securities so acquired at the price paid by the securityholder or its affiliates or associates or (2) require the security holder, or its affiliates or associates, to dispose of these securities within 30 days;

o the following additional restrictions apply to each security holder that, together with its affiliates and associates, owns at least 15% of our common stock, provided that these restrictions will not apply to any of these security holders (1) after the nine month anniversary of the Securities and Exchange Commission, which we refer to as the SEC, declaring the registration statement of which this prospectus forms a part effective and (2) at any time when a security holder, together with its affiliates, its associates and specified transferees to which they transfer our voting securities own less than 10% of the voting power of all our voting securities. These securities holders are:

o prohibited from subjecting any of our voting securities to any voting agreements or arrangements or depositing them into a voting trust;

o prohibited from soliciting proxies in opposition to the recommendation of our board of directors;

o in any election contest, required to vote all of our voting securities held by it (1) in the same proportion as the votes cast by all other holders of our voting securities or (2) in the manner recommended by our board of directors if the election contest involves a proposed change of control;

o prohibited from acting with any other person or entity for the purpose of affecting or influencing control of CoreComm Holdco or acquiring, holding or disposing of our voting securities;

o prohibited from proposing, soliciting or otherwise participating in any transaction relating to an acquisition of, a business combination or similar transaction with, or a change of control of, CoreComm Holdco or encouraging another person or entity to make a tender offer for our voting securities;

o shares of our common stock issued under the exchange agreement to these security holders and their affiliates and associates may only be transferred:

o    pursuant to a bona fide public offering;

o pursuant to unsolicited open market sales on any national securities exchange or automated inter-dealer quotation system on which the shares are listed;

o pursuant to a tender offer made to our stockholders which our board of directors has recommended;

o pursuant to a privately-negotiated transaction with a person or entity that, together with its affiliates and associates, does not own at least 15% of our common stock;

o    pursuant to a will or the laws of descent and distribution;

o pursuant to a bequest or similar gift or transfer to any person or entity that, together with its affiliates and associates, does not own at least 15% of our common stock; or

o as a result of any pledge or hypothecation to a bona fide financial institution to secure a bona fide loan, guaranty or other financial accommodation or as a result of any foreclosure with respect thereto;

o if we enter into a definitive agreement with a third party or accept, approve or recommend an offer from a third party to acquire greater than 50% of our voting securities, each security holder would have the right, on a pro-rata basis commensurate with its then level of ownership of our voting securities, to offer to acquire the number of our securities that is equal to or greater than the number of our voting securities that is contemplated to be acquired pursuant to the third party offer, and we would not take any action that would confer a timing advantage to the third party;

o any security holder, together with its associates and affiliates, may make a bona fide written offer to acquire or purchase 100% of our capital stock so long as the offer is definitive in nature or provides for a make-whole premium or similar significant penalty payable to our other stockholders in the event that the transaction is not completed;

o each security holder granted an irrevocable proxy to members of our board of directors and officers to vote all of the shares of our stock which he, she or it would be entitled to vote in favor of (1) a stock split of shares of our common stock upon a determination by our board of directors that a stock split is advisable and in our best interest to more accurately reflect our capitalization pursuant to the Holdco recapitalization and an amendment to our charter to effect this stock split and/or (2) a change in our corporate name to a suitable corporate name upon a determination by our board of directors that a corporate name change is advisable and in our best interest and an amendment to our charter to effect this corporate name change;

o each of Michael Karp and Booth American Company also have a contractual right to designate directors to CoreComm Holdco's board of directors whereby:

o so long as Michael Karp, together with his affiliates and associates, owns at least 15% of our outstanding common stock, Michael Karp has the right to designate that number of directors to our board of directors so that his representation on our board of directors is proportionate to his, together with his affiliates' and associates', ownership percentage of our common stock; and

o so long as Booth American Company, together with its affiliates and associates, owns at least 15% of CoreComm Holdco's outstanding common stock, Booth American Company has the right to designate one director to our board of directors;

o each security holder agreed (1) that it had not commenced any action against CoreComm Limited or CoreComm Holdco, (2) to release CoreComm Limited and CoreComm Holdco from all claims arising from occurrences taking place on or prior to the closing date and (3) that it would not assist in any action commenced by or on behalf of the holders of public notes; and

o each of CoreComm Limited and CoreComm Holdco agreed (1) that it had not commenced any action against any security holder and (2) to release each security holder from all claims arising from occurrences taking place on or prior to the closing date.

Special Charter Provisions

                  Our charter contains the provisions described below. These charter provisions may have the effect, alone or in combination with each other or with the existence of authorized but unissued common stock and any series of preferred stock, of precluding or rendering more difficult a hostile takeover, making it more difficult to remove or change the composition of our incumbent board of directors and our officers, being adverse to stockholders who desire to participate in a tender offer and depriving stockholders of possible opportunities to sell their shares at temporarily higher prices.

                  Classified board and filling of vacancies on the board of directors. The charter provides that the directors shall be divided into three classes, each of which shall serve a staggered three-year term, and that vacancies on our board of directors that may occur between annual meetings may be filled by our board of directors. In addition, this provision specifies that any director elected to fill a vacancy on our board of directors will serve for the balance of the term of the replaced director. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term.

                  Qualification of directors. The charter provides that, subject to the contractual board representation rights set forth in the exchange agreement, it is a qualification of at least 81% of the directors that they not be (1) beneficial owners of 15% or more of our common stock, (2) affiliates or associates of any beneficial owner of 15% or more of our common stock or (3) persons whose beneficial ownership of securities would be required to be aggregated on any Schedule 13D or Schedule 13G required to be filed under the Exchange Act by any beneficial owner of 15% or more of our common stock.

                  Removal of directors. The charter provides that directors can be removed only by the stockholders for cause and then only by the affirmative vote of the holders of not less than two-thirds of the combined voting power of the voting stock.

                  Voting requirement for some business combinations. The charter also provides that, in addition to any affirmative vote required by law, the affirmative vote of holders of two-thirds of the voting power of the voting stock will be necessary to approve any business combination, proposed by an interested stockholder. The additional voting requirements will not apply, however, if:

o the business combination was approved by not less than a majority of the continuing directors;

o a series of conditions are satisfied requiring, in summary, the following:

                   (A) that the consideration to be paid to stockholders in the business combination must be at least equal to the higher of:

                      (1) the highest per-share price paid by the interested stockholder in acquiring any shares of common stock during the two years prior to the announcement date of the business combination or in the transaction in which it became an interested stockholder, this date is referred to as the determination date, whichever is higher; or

                      (2) the fair market value per share of common stock on the announcement date or determination date, whichever is higher, in either case appropriately adjusted for any stock dividend, stock split, combination of shares or similar events with non-cash consideration treated similarly; and

                   (B) various procedural requirements are complied with, including the consent solicitation of proxies according to the rules of the SEC and no decrease in regular dividends, if any, after the interested stockholder became an interested stockholder, except as approved by a majority of the continuing directors.

                  An interested stockholder is defined as anyone who is the beneficial owner of more than 15% of the voting power of the voting stock, other than CoreComm Holdco and any employee stock plans sponsored by us, and includes any person who is an assignee of or has succeeded to any shares of voting stock in a transaction not involving a public offering that were at any time within the prior two-year period beneficially owned by an interested stockholder. The term "beneficial owner" includes persons directly and indirectly owning or having the right to acquire or vote the stock. Interested stockholders participate fully in all stockholder voting.

                  A business combination includes the following transactions:

o merger or consolidation of us or any subsidiary of ours with an interested stockholder or with any other corporation or entity which is, or after the merger or consolidation would be, an affiliate, associate or a Schedule 13D related party of an interested stockholder;

o the sale or other disposition by us or a subsidiary of ours of assets having a fair market value of $10,000,000 or more if an interested stockholder, or an affiliate, an associate or a Schedule 13D related party of an interested stockholder is a party to the transaction;

o the adoption of any plan or proposal for our liquidation or dissolution proposed by or on behalf of an interested stockholder, or an affiliate, an associate or a Schedule 13D related party of an interested stockholder; or

o any reclassification of securities, recapitalization, merger with a subsidiary, or other transaction which has the effect, directly or indirectly, of increasing the proportionate share of any class of our outstanding stock, or securities convertible into stock, or a subsidiary owned by an interested stockholder, or an affiliate, an associate or a
     Schedule 13D related party of an interested stockholder.

                  Determinations of the fair market value of non-cash consideration are made by a majority of the continuing directors.

                  The term continuing directors means any member of our board of directors, while that person is a member of our board of directors, who is not an affiliate, associate, Schedule 13D related party or representative of the interested stockholder and was a member of our board of directors prior to the time that the interested stockholder became an interested stockholder, and any successor of a continuing director while that successor is a member of our board of directors, who is not an affiliate, associate, Schedule 13D related party or representative of the interested stockholder and is recommended or elected to succeed the continuing director by a majority of continuing directors.

                  The term Schedule 13D related party means an individual or entity whose beneficial ownership of securities would be required to be aggregated on any Schedule 13D or Schedule 13G required to be filed by an interested stockholder.

                  Voting requirements for some amendments to the charter. The charter provides that the provisions set forth in this section under the heading "Special Charter Provisions" may not be repealed or amended in any respect, unless that action is approved by the affirmative vote of the holders of not less than two-thirds of the voting power of the voting stock. The requirement of an increased stockholder vote is designed to prevent a stockholder who controls a majority of the voting power of the voting stock from avoiding the requirements of the provisions discussed above by simply amending or repealing those provisions.

Special By-laws Provisions

                  Advance notification of business to be transacted at stockholder meetings. Our amended by-laws provide that to be properly brought before the annual or any special stockholders' meeting, business must be either

         (1) specified in the notice of meeting, or any supplement or amendment thereto, given by or at the direction of our board of directors,

         (2) otherwise properly brought before the meeting by or at the direction of our board of directors, or

         (3) otherwise properly brought before the meeting by a stockholder by giving timely notice in writing to us.

To be timely, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not less than 75 days nor more than 90 days prior to the meeting; provided, that in the event that less than 90 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received by us not later than the close of business on the fifteenth day following the day on which the notice of the date of the meeting was mailed or the public disclosure was made, whichever first occurs.

                  Election of directors. Our amended by-laws provide that our board of directors consists of between three and 15 directors, the exact number as fixed from time to time by the board of directors.

                  Stockholder nominations. Except for the right of Michael Karp and Booth American Company to designate directors in accordance with the exchange agreement, a stockholder may nominate directors only if the stockholder delivers written notice to us not less than 75 days nor more than 90 days prior to an annual meeting of our stockholders; provided, however, that in the event that less than 90 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received by us not later than the close of business on the fifteenth day following the day on which the notice of the date of the meeting was mailed or the public disclosure was made, whichever first occurs.

The Stockholder Rights Plan

                  We adopted a stockholder rights plan on December 17, 2001. In connection with the stockholder rights plan, our board of directors declared and paid a dividend of one preferred share purchase right for each share of our common stock outstanding on December 17, 2001. Each right entitles the holder, under some circumstances, to purchase from us one one-thousandth of a share of our Series A Junior Participating Preferred Stock, par value $0.01 per share, at an exercise price of initially four times the average closing price of our common stock over the first five days of trading following the SEC declaring this registration statement effective, subject to adjustment. There are 1,000,000 shares of Series A preferred stock authorized for issuance under the plan.

                  Initially, the rights are attached to outstanding certificates representing our common stock, and no separate certificates representing the rights are distributed. The rights will separate from our common stock, be represented by separate certificates and will become exercisable upon the earlier of:

o ten business days following a public announcement that a person or group has acquired or has obtained the right to acquire 15% or more of our outstanding common stock; or

o ten business days, or a later date as may be determined by the action of the board of directors prior to the time that any person or group becomes an acquiring person, after the commencement of, or announcement of an intention to make, a tender offer or exchange offer for 15% or more of our outstanding common stock.

                  If after the rights become exercisable we agree to merge into another entity, another entity merges into us or we sell or transfer more than 50% of our assets, each right will entitle the holder to purchase a number of shares of common stock of the resulting entity at a discount.

                  If after someone has acquired 15% or more of our common stock or our board of directors declares any person to be an adverse person upon a determination that a person has become the beneficial owner of a substantial amount of our common stock, which shall in no event be less than 5% of the outstanding common stock, each holder of a right will be entitled to receive shares of our common stock at a discount. Any rights that are or were owned by an acquirer of more than 15% of our outstanding common stock or any person that the board of directors declares to be an adverse person will be null and void.

                  We may exchange the rights at a ratio of one share of common stock for each right at any time after someone acquires 15% or more of our common stock but before that person acquires 50% or more of our common stock. We may also redeem the rights at our option at a price of $0.01 per right, subject to adjustment, at any time before the tenth day following the announcement that someone has acquired 15% or more of our common stock. The rights expire on the earliest of December 17, 2011, an exchange or redemption of the rights as described above, or the completion of a merger as described above. The rights distribution is not taxable to stockholders.

                  The stockholder rights plan is intended to encourage a potential acquirer to negotiate directly with the board of directors, but may have anti-takeover effects. The stockholder rights plan could significantly dilute the ownership interests of an acquirer in CoreComm Holdco and therefore may have the effect of delaying, deterring or preventing a change in control of CoreComm.

                  For further description, please refer to the stockholder rights plan, which was filed with the SEC as Exhibit 4.2 to our registration statement on Form S-4 (Registration Number 333-82400).

Transfer Agent and Registrar

                  Our transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Section 203 of the Delaware General Corporation Law

                  Generally, Section 203 of the Delaware General Corporation Law prohibits a publicly held Delaware corporation from engaging in any business combination with an interested stockholder for a period of three years following the time that a stockholder becomes an interested stockholder, unless:

o prior to that time either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the board of directors of the corporation;

o upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, those shares held by persons who are both directors and officers and employee stock plans; or

o at or after that time the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

                  A business combination includes mergers, consolidations, asset sales, transfers and other transactions resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns 15% or more of the corporation's voting stock.

Indemnification Provisions

                  Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify its directors, officers, employees and agents against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement reasonably incurred, including liabilities under the Securities Act, provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, although in the case of proceedings brought by or on behalf of the corporation, indemnification is limited to expenses and is not permitted if the individual is adjudged liable to the corporation, unless the court determines otherwise. Our charter and amended by-laws require us to indemnify our officers and directors to the full extent permitted by Delaware law.

                  Section 102(b)(7) of the Delaware General Corporation Law authorizes a corporation to limit or eliminate its directors' liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duties, other than for

                  (1)      breaches of the duty of loyalty,

                  (2) acts or omissions not in good faith or that involve intentional misconduct or knowing violations of law,

                  (3) unlawful payments of dividends, stock purchases or redemptions, or

                  (4) transactions from which a director derives an improper personal benefit.

                  Section 145 of the Delaware General Corporation Law authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him or her and incurred by him or her in his or her capacity as a director, officer, employee or agent of the corporation, or arising out of his or her status as a director, officer, employee or agent of the corporation. Our charter and amended by-laws provide that we may, to the full extent permitted by law, purchase and maintain insurance on behalf of any of our directors, officers, employees or agents against any liability that may be asserted against him or her and we currently maintain this insurance. We have liability insurance covering our directors and officers for claims asserted against them or incurred by them in their capacity as directors and officers, including claims brought under the Securities Act.

                  Insofar as indemnification for liabilities arising from the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.



                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               CORECOMM HOLDCO, INC.


                               By:      /s/ Michael A. Peterson
                                    ---------------------------------------
                                       Name:   Michael A. Peterson
                                       Title:  Executive Vice President -
                                               Chief Operating Officer and
                                               Chief Financial Officer


Dated: July 1, 2002